Exhibit 10.9

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 20, 2017, by and among Trinseo US Holding, Inc. (formerly, Styron US Holding, Inc.), a Delaware corporation (the “Company”), Trinseo S.A., a public limited liability company ( société anonyme ) organized under the laws of the Grand Duchy of Luxembourg (“Parent”), and Marilyn Horner (the “Executive”).

W I T N E S S E T H

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WHEREAS, the Company, Parent and the Executive entered into an Employment Agreement (the “Agreement”) dated as of January 5, 2011 and as amended on February 14, 2012.

WHEREAS, the Executive has expressed an interest in retiring from the Company;

WHEREAS, the Company desires to continue the employment of the Executive as the Senior Vice President of Human Resources of the Company for a period of time and then in a different capacity to support and a provide an overlapping transition with a replacement Vice President/Senior Vice President of Human Resources for an additional period of time;

WHEREAS, the Executive wishes to assist with such orderly transition; and

WHEREAS, the Company, Parent and the Executive desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         AMENDMENTS.

A.        Notwithstanding anything in Section 1(a) of the Agreement to the contrary, the Executive’s primary place of employment with the Company shall be in the Pittsburgh, Pennsylvania area, provided that the Company agrees that the Executive’s duties may occasionally be performed by the Executive at one of the Executive’s principal residences where the Executive owns a home (collectively the “Executive’s Residences”),  provided further that the Executive understands and agrees that the Executive will be required to travel frequently for business purposes.

B.        Section 2 of the Agreement is hereby amended and restated to read in full as follows:

2.           EMPLOYMENT TERM. The Company agrees to employ the Executive pursuant to the terms of this Agreement, and the Executive agrees to be so employed until June 30, 2018

(the “Initial Term”) commencing upon the Effective Date. Following the Initial Term, the term of this Agreement may be extended by the parties for a mutually agreeable period. Notwithstanding the foregoing, the Executive’s employment hereunder may be earlier terminated in accordance with Section 7 hereof, subject to Section 8 hereof. The period of time between the Effective Date and the termination of the Executive’s employment hereunder shall be referred to herein as the “Employment Term.”

C.         The following sentences shall be added to the end of Section 6(c) of the Agreement:

For the sake of clarity, the Executive shall be reimbursed for all reasonable out-of-pocket business expenses associated with travel from and to the Executive’s Residences. However, the Executive shall not be reimbursed for hotel and meal expenses incurred by the Executive for the performance of the Executive’s duties at the Company’s offices in Berwyn, Pennsylvania.

D.         Section 7(e) of the Agreement is hereby amended and restated to read in full as follows:

(e)     GOOD REASON. Upon written notice by the Executive to the Company of a termination for Good Reason. “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company or Parent (as applicable) within thirty (30) days following written notification by the Executive to the Company of the occurrence of one of the reasons set forth below: (i) prior to April 1, 2018, the material diminution in the Executive’s position, duties or authorities or assignment of duties materially inconsistent with the Executive’s position, including the Executive being required to report to someone other than the Company’s Chief Executive Officer, (ii) the Executive’s relocation of the Executive’s primary work location outside of the Philadelphia, Pennsylvania metropolitan area or the Executive’s Residences; (iii) a reduction in Base Salary or Target Bonus; or (iv) the Company’s material breach of this Agreement. The Executive shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days the occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day correction period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Executive

E.           Section 7(g) of the Agreement is hereby amended and restated to read in full as follows:

(g)     EXPIRATION OF EMPLOYMENT TERM. Upon the expiration of the Employment Term pursuant to Section 2 hereof. For the sake of clarity, such expiration shall occur by the terms of this Agreement (unless sooner terminated) and neither party is required to give notice with respect to such expiration.

2.           NOTICE ADDRESS CHANGE. Pursuant to Section 15 of the Agreement, Company hereby provides notice of change of address as follows:

If to the Company:

1000 Chesterbrook Boulevard

Suite 300

Berwyn, Pennsylvania 19312

Attention:       Sr. Vice President & Chief Legal Officer

With a copy (which shall not constitute notice hereunder) to:

1000 Chesterbrook Boulevard
Suite 300
Berwyn, Pennsylvania 19312

Attention:       Chief Executive Officer

3.           AFFIRMATION. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

4.           DEFINED TERMS. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5.           COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE TO

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRINSEO US HOLDING, INC.

By:	/s/ Angelo N Chaclas
Name: ANGELO N CHACLAS
Title: SR. VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

TRINSEO S.A.

By:	/s/ Stephen Zide
Name: STEPHEN ZIDE
Title: BOARD CHAIR

EXECUTIVE

By:	/s/ Marilyn Horner
Marilyn Horner